UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2005

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information under this caption is furnished by Bausch & Lomb Incorporated (the “Company”) in accordance with Securities and Exchange Commission Release No. 33-8216.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 22, 2005, the Company issued a press release announcing (i) the Company’s conclusion, based on the investigation into the matters previously disclosed in the Company’s Current Report on Form 8-K dated October 26, 2005, that certain prior period financial statements of the Company will be required to be restated (which is detailed in Item 4.02(a) below); (ii) an update to its previous preliminary earnings release, dated October 26, 2005 for the fiscal quarter ended September 24, 2005 relating to the investigation concerning its Brazilian subsidiary; and (iii) the recent commencement by the Audit Committee of the Board of Directors of an independent investigation concerning the Company’s Korean subsidiary (which is detailed in Item 8.01 below).  A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 4.02(a)                         NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 26, 2005, the Company reported preliminary results of operations for the third quarter and nine months ended September 24, 2005, pending the results of an investigation into allegations of improper conduct by management of the Company’s Brazilian subsidiary, BL Industria Otica, Ltda. (“BLIO”), and past tax assessments against BLIO by Brazilian taxing authorities.  BLIO accounted for approximately $20 million in net sales in 2004, which is less than one percent of Bausch & Lomb’s consolidated revenues.

As described in the October 26 release, in September of 2005, the Audit Committee of the Board of Directors commenced an independent investigation into allegations of misconduct by the management of BLIO, which had been reported to the Company’s senior management by a BLIO employee pursuant to the Company’s established compliance program.  The Audit Committee engaged the law firm of Cahill Gordon & Reindel LLP to assist with the investigation.  Bausch & Lomb also voluntarily reported these matters to the staff of the Northeast Regional Office of the Securities and Exchange Commission, which has commenced an informal inquiry into the matter.

The Audit Committee’s independent investigation determined that the general manager, the controller and other employees of BLIO, in violation of Company policies, engaged in improper management and accounting practices, including, among other things, the mischaracterization of approximately $600,000 in expenses to fund an approximately $1.5 million unauthorized local pension arrangement for the benefit of themselves and other members of local management, the avoidance of Brazilian payroll tax obligations, and the misuse of Company assets for personal benefit.  As noted in the October 26 release, Bausch & Lomb has terminated the employment of the BLIO general manager and controller.

Also as a result of the Audit Committee’s investigation, it was learned that certain Brazilian tax authorities have made tax assessments relating to or arising from Brazilian VAT, social contribution, income and certain import-related taxes against BLIO for unpaid taxes totaling approximately $5 million, interest of approximately $7 million, plus approximately $21 million in claimed penalties which relate back to various earlier periods.  These assessments include approximately $19 million in penalties arising from tax-credit transactions involving BLIO and third parties alleged by Brazilian tax authorities to have been fraudulently structured and implemented.  Appropriate reserves relating to these assessments were not reflected by BLIO in its subsidiary financial statements, as required by the Company’s established policies and procedures.  In its October 26 release, the Company indicated that, based on its assessments, in consultation with outside tax counsel, of the outstanding Brazil tax matters, it was recording a reserve in the Company’s third quarter financial statement of approximately $22 million, yielding an after-tax charge of $19.6 million.  The Company also cautioned in the October 26 release that there could be no assurance that the reserve for these tax matters would not be required to be materially increased or recorded in a different period.

The Audit Committee’s independent investigation to date has not found any evidence indicating that anyone outside of BLIO was aware of or involved in the misconduct uncovered by the investigation, and it found evidence indicating that BLIO’s former general manager and controller caused misleading records to be created to prevent Bausch & Lomb’s senior management and its auditors from detecting this misconduct.

In the October 26 release, and in subsequent public announcements dated November 3 and November 30, 2005, the Company indicated that it would (i) consider, in consultation with its independent public accountants, PricewaterhouseCoopers, LLP, whether any restatement of prior-period financial statements would be required under generally accepted accounting principles with respect to the BLIO matters, and (ii) complete its required assessment of the Company’s internal control over financial reporting, and whether there has been any material weakness in the Company’s internal controls.

The Audit Committee’s investigation of the BLIO matters is substantially complete.  On December 22, 2005, the Board of Directors, on recommendation of the Audit Committee and management, concluded that the Company should restate certain previously issued financial statements, as described below.

The Company expects to restate its financial results for the fiscal years ended 2000, 2001, 2002, 2003, 2004, as well as the first and second quarters of 2005.  Accordingly, the financial statements contained in the following Company filings with the Securities and Exchange Commission should no longer be relied upon:

•                  Annual Report on Form 10-K for the year ended December 25, 2004;

•                  Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2005; and

•                  Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2005.

The estimated earnings impact (in millions except per share amounts) on the interim 2005 periods, and each of the years from 2000 through 2004 is as set forth in the table of estimated restatement impacts included in this Current Report, though there can be no assurance that these current estimates will not be required to be materially adjusted when the restated financial statements are filed.

The restated financial statements will be included in the Company’s Annual Report on Form 10-K/A for its fiscal year ended December 25, 2004 and the Quarterly Reports on Form 10-Q/A for the periods ended March 26, 2005, and June 25, 2005, when these are filed.  The Company also expects to file its delayed Quarterly Report on Form 10-Q for the period ended September 24, 2005.  In each case, such filings will be made following completion of the Audit Committee’s continuing independent investigation described in Item 8.01, below.

The restatement is a result of correcting accounting errors for the following items:

(1)                                  Accounting for the BLIO Matters:

As previously reported on October 26, 2005, in connection with the Audit Committee investigation of the BLIO matters, the Company learned that certain Brazilian tax authorities have previously made tax assessments relating to or arising from Brazilian VAT, social contribution, income and certain import-related taxes against BLIO for a total of approximately $33 million in unpaid taxes, interest and claimed penalties which relate back to various earlier periods, as described above.  In addition, the Company learned that BLIO had failed to comply with local payroll tax obligations.  The Company has conducted a further review of these tax matters, and has determined that an after-tax accrual of $26.1 million (at September 2005 exchange rates) is appropriate.  This after-tax accrual reflects an increase of approximately $6 million from the $19.6 million after-tax charge which the Company had reported in the October 26 release.  This increase is primarily attributable to the Company’s further evaluation of the outstanding tax assessments identified above, plus a subsequent payment of approximately $1 million against the previously unquantified payroll taxes and penalties, which the Company made voluntarily in November 2005.  The Company continues to believe it has grounds on which to reduce certain of these outstanding Brazilian tax assessments and intends to raise them within the appeal process provided by the Brazilian tax system.

Also in connection with the Audit Committee investigation of the BLIO matters, it appears that recognition of all adjustments relating to or arising from Brazilian VAT, social contribution, payroll, income and certain import-related taxes against BLIO for unpaid taxes, interest and claimed penalties which relate back to various earlier periods, would be material to fiscal 2005 (i.e., Q3 quarter-to-date 2005, Q3 year-to-date 2005 and projected fiscal year 2005) as well as to certain prior periods.  As such, the Company has determined that it is required to restate the Company’s financial statements for certain prior periods to account properly for the impact of the BLIO tax matters.  The approximate estimated impact of the Brazil matters on prior fiscal periods is summarized in the table of estimated restatement impacts included in this Current Report, though there can be no assurance that these current estimates will not be required to be materially adjusted when the restated financial statements are filed.

(2)                                  Accounting Estimates and Accrual Reconciliations:

The Company also has reviewed other unrelated accounting entries made in the periods covered by the expected restatement and determined that certain entries had not been recorded in the appropriate accounting period or were not recorded in accordance with generally accepted accounting principles.  While these items were individually and in the aggregate immaterial to the periods in which they were recorded or to the relevant prior periods, in light of the expected restatement, they are required to be recorded in the prior periods to which they relate.  Correcting these items is expected to result in adjustments to reported income of the Company as set forth in the table of estimated restatement impacts included in this Current Report, though there can be no assurance that these current estimates will not be required to be materially adjusted when the restated financial statements are filed.  In addition, application of 2005 year-end procedures could result in additional out-of-period entries being identified and recorded in the prior periods to which they relate.

ESTIMATED RESTATEMENT IMPACT

The estimated earnings impact (in millions except per share amounts) on all impacted periods is as set forth below:

Fiscal Period	Net Income As Previously Reported	Brazil Matters	Other Items	Net Income As Restated	Total Net Income Change As a Percentage of Previously Reported Net Income

Six Months Ended June 25, 2005	$79.6	$(0.6)	$(0.9)	$78.1	(1.9)%
Second Quarter Ended June 25, 2005	45.0	(0.3)	—	44.7	(0.7)%
First Quarter Ended March 26, 2005	34.5	(0.2)	(1.0)	33.3	(3.4)%
Year Ended December 25, 2004	159.6	(0.7)	—	158.9	(0.4)%
Year Ended December 27, 2003	125.5	(5.9)	(4.0)	115.6	(7.9)%
Year Ended December 28, 2002	72.5	(6.6)	(3.7)	62.2	(14.1)%
Year Ended December 29, 2001	21.2	(5.6)	1.3	16.9	(20.2)%
Year Ended December 30, 2000	83.4	(2.1)	0.6	81.9	(1.8)%

Fiscal Period	Diluted Earnings Per Share As Previously Reported	Brazil Matters	Other Items	Diluted Earnings Per Share As Restated

Six Months Ended June 25, 2005	$1.44	$(0.01)	$(0.02)	$1.41
Second Quarter Ended June 25, 2005	0.81	(0.01)	—	0.80
First Quarter Ended March 26, 2005	0.63	—	(0.02)	0.61
Year Ended December 25, 2004	2.93	(0.01)	—	2.92
Year Ended December 27, 2003	2.34	(0.11)	(0.08)	2.15
Year Ended December 28, 2002	1.34	(0.12)	(0.07)	1.15
Year Ended December 29, 2001	0.39	(0.10)	0.02	0.31
Year Ended December 30, 2000	1.52	(0.04)	0.01	1.49

SECTION 404 OF THE SARBANES-OXLEY ACT

In 2005, as in 2004, the Company has undergone a comprehensive effort to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) and plans to issue the results of these efforts upon filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “10-K”). The Company’s Section 404 compliance efforts included documenting, evaluating the design, and testing the effectiveness of its internal control over financial reporting.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  In connection with the BLIO investigation, the Company has preliminarily identified a material weakness relating to detection and prevention of management fraud causing the override of existing controls, particularly in the area of tax reporting in the Company’s Brazilian subsidiary.  This weakness has likely led to the untimely identification and resolution of certain tax accounting matters with respect to BLIO and has resulted in the above-described restatement of the previously issued financial statements. The Company has taken and will take specific actions to address this situation, including (i) terminating the employment of BLIO’s general manager and its controller, (ii) enhancing central oversight of tax reporting in Brazil and other small non-U.S. operations, including by enhancing third-party annual reviews of subsidiary tax returns and accounts, and (iii) changing the relationship of the operational finance organization to a direct reporting relationship to the Company Controller.  In addition, it is expected that items (ii) and (iii) above will enhance controls in other Company operations.  Further, management believes that improvements it has made to its communication, investigation and resolution of whistleblower activities, as well as the communication of its Code of Conduct, fosters a culture that encourages those with concerns about such local management overrides to bring those to the attention of Bausch & Lomb senior management.

The Company continues to address the situation described above and management believes these measures will be sufficient to remediate such a material weakness.  However, as a result of the preliminary identification of this material weakness in late 2005, management cannot provide assurance that this material weakness will be remediated by the time management concludes its testing and assessment of internal control over financial reporting for the year ending December 31, 2005.

The Company continues to assess its findings and has not concluded as to whether there are likely to be any other material weaknesses to report under Section 404.  Since management has not completed its testing and evaluation of the Company’s internal control over financial reporting and the control deficiencies identified to date in 2005, and in light of the pending Audit Committee investigation described in Item 8.01 below, the Company’s management may ultimately identify additional control deficiencies as being material weaknesses.  The Company will conclude its analyses and report its findings when it files its Annual Report on Form 10-K for the period ending December 31, 2005.

In addition, in connection with the expected filing of the Form 10-K/A and Form 10-Q/A’s, the Company will formally conclude on the effect of the restatements as it relates to the Company’s previously-reported assessments of the effectiveness of its internal control over financial reporting as of December 25, 2004.  As noted above, based on the BLIO investigation commenced in September 2005, the Company has preliminarily identified a material weakness relating to detection and prevention of management fraud that likely existed on December 25, 2004, the date as of which management previously reported on its assessment of internal controls.  As a result, the Company’s previous conclusion as of December 25, 2004 — which was based on the procedures then performed and the information then known to it – that its internal control over financial reporting was effective should no longer be relied upon.  The Company will conclude its analysis and report its findings when it files an amended Annual Report on Form 10-KA for the period ended December 25, 2004.

Management and the Company’s Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters disclosed above in this Item 4.02(a) of this Form 8-K.  PricewaterhouseCoopers has not audited the proposed adjustments and estimates of earnings impacts from the expected restatement set forth in this Form 8-K.

ITEM 8.01                                       OTHER EVENTS

On October 26, 2005, in connection with the Company’s ongoing efforts to enhance its ethics and compliance program and to address the issues raised by the Audit Committee’s investigation of the BLIO matters, the Company’s Chief Executive Officer sent a communication to all Bausch & Lomb employees in which he reminded them of the Company’s ethical standards and expectations and encouraged employees to continue to use all available channels of communication to report any possible violations of Company policies.  Thereafter, in late November 2005, following employee reports regarding possibly improper sales practices in the Company’s Korean subsidiary, the Audit Committee commenced an independent investigation into revenue recognition practices in the Korean subsidiary.  This subsidiary accounted for approximately $33 million in net sales in 2004.  This investigation also has been voluntarily reported to the Northeast Regional Office of the Securities and Exchange Commission.  The Audit Committee investigation is in its early stages and therefore it is not possible at this time to predict its outcome or the timing of its conclusion.  As was the case with the now substantially completed investigation of the BLIO matters, the Company will consider, in consultation with PricewaterhouseCoopers, whether any additional adjustment to prior-period financial statements would be required under generally accepted accounting principles as a result of the Korean subsidiary investigation, and, as noted above, will also assess whether the ultimate findings of the Korean subsidiary investigation indicate any control deficiencies that constitute a material weakness in the Company’s internal controls of financial reporting.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(a)                                                                                  Financial statements of business acquired.

•                                          Not applicable

(b)                                                                                 Pro forma financial information.

•                                          Not applicable

(c)                                                                                  Exhibits.  The following exhibit is furnished as part of this report:

99.1                           Press Release dated December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: December 22, 2005